GLAXOSMITHKLINE PLC SC 13D/A

Exhibit 9

REGISTRATION RIGHTS AGREEMENT

AMONG

THERAVANCE BIOPHARMA, INC.

GLAXOSMITHKLINE PLC

GSK FINANCE (NO.3) PLC

Dated as of June 22, 2020

TABLE OF CONTENTS

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of June 22, 2020, is by and among THERAVANCE BIOPHARMA, INC., a Cayman Islands exempted company (the “Company”), GLAXOSMITHKLINE PLC, a public limited company incorporated under the laws of England and Wales, with registered number 03888792 (“GSK”), and GSK FINANCE (NO.3) PLC, a public limited company incorporated under the laws of England and Wales, with registered number 12615561 (“GSK Issuer”).

RECITALS

WHEREAS, the Company has agreed, on the terms and subject to the conditions set forth in the Purchase Agreement, dated as of June 17, 2020 (the “Purchase Agreement”), among the Company, GSK, GSK Issuer and the Initial Purchasers named therein, to enter into a registration rights agreement in connection with the sale by GSK Issuer of its $280,336,000 aggregate principal amount of Exchangeable Senior Notes due 2023 (the “Notes”), unconditionally and irrevocably guaranteed by GSK and exchangeable for 9,644,792 ordinary shares of the Company, par value $0.00001 per ordinary share (the “Shares”), currently held by Glaxo Group Limited, a private limited company, with registered number 00305979 (“Glaxo”), the sole owner of GSK Issuer; and

WHEREAS, in order to induce investors to purchase the Notes, GSK Issuer and GSK have requested that the Company provide certain registration rights with respect to offers and resales of the Shares under the Securities Act of 1933, as amended (the “Securities Act”).

NOW, THEREFORE, in consideration of the parties entering into the Purchase Agreement and this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.

DEFINITIONS.

For purposes of this Agreement, the following terms shall have the meanings specified:

“Business Day” means any day other than a Saturday or Sunday in the City of New York or a day on which banks in the City of New York are required or authorized by law to be closed.

“Commission” means the United States Securities and Exchange Commission.

“Closing Date” means June 22, 2020.

“Effective Date” means the date on which any Registration Statement is declared effective by the Commission or becomes effective automatically upon the filing thereof pursuant to the rules of the Commission, as the case may be.

“Electing Holder” means any Holder that has returned to the Company a completed and signed Notice and Questionnaire in accordance with Section 4(a) and otherwise provided to the Company any other information requested by the Company in accordance with Section 4(a).

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“Eligible Market” means any of the New York Stock Exchange, The Nasdaq Global Select Market, The Nasdaq Global Market or The Nasdaq Capital Market.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Final Exchange Period” means (1) in the case of Notes to be redeemed by GSK Issuer, the period beginning on, and including, the date on which GSK Issuer provides the related redemption notice to holders of the Notes and ending at 5:00 p.m., New York City time, on the fifth Business Day prior to the related redemption date, and (2) in all other cases, the period beginning on and including March 22, 2023 and ending at 5:00 p.m., New York City time, on the fifth Business Day prior to the maturity date of the Notes.

“Holder” means any person owning Registrable Securities received on exchange of Notes therefor and any person owning Notes, who in respect of which, it has validly submitted an exchange notice. For the avoidance of doubt, Glaxo or any of its affiliates shall not be deemed a Holder hereunder.

“Losses” shall have the meaning set forth in Section 5(a).

“Notice and Questionnaire” means a selling shareholder notice and questionnaire substantially in the form attached hereto as Exhibit B.

“Registrable Securities” means the 9,644,792 Shares held by Glaxo as of the date hereof and for which the Notes will be exchanged upon exercise by holders of the Notes of their rights under the Notes to exchange such Notes for Shares, together with any shares of the Company issued or issuable with respect to the Shares as a result of any share sub-division, share capitalization, recapitalization, exchange or similar event or otherwise.

“Registration Statement” means any registration statement covering the offer and resale of the Registrable Securities filed by the Company with the Commission pursuant to Section 2 hereof.

“Related Judgment” shall have the meaning set forth in Section 6(i).

“Related Proceedings” shall have the meaning set forth in Section 6(i).

“Required Effectiveness Date” means September 1, 2020.

“Registration End Date” means the earlier to occur of (1) the date on which all of the Registrable Securities have been sold pursuant to either the Registration Statement or Rule 144 and (2) six (6) months following the maturity date of the Notes.

“Rule 144” shall have the meaning set forth in Section 2(b).

“Rule 172” shall have the meaning set forth in Section 3(c).

“Specified Courts” shall have the meaning set forth in Section 6(h).

“Violation” shall have the meaning set forth in Section 5(a).

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Capitalized terms used herein and not otherwise defined shall have the respective meanings specified in the Purchase Agreement.

2.

REGISTRATION.

(a)       Filing of Registration Statement. The Company shall prepare and file with the Commission a Registration Statement as a “shelf” registration statement under Rule 415 under the Securities Act or any successor provision to cover the resale of the Registrable Securities by Holders from time to time and shall have such Registration Statement declared effective by the Commission or, if eligible, become automatically effective upon filing, as the case may be, prior to the Required Effectiveness Date. The Registration Statement shall include a Plan of Distribution in the form attached hereto as Exhibit A that permits the resale or other disposition from time to time of the Registrable Securities by Electing Holders in respect of the Registrable Securities held by it.

(b)       Effectiveness. If the Registration Statement is not automatically effective upon filing pursuant to the rules of the Commission, the Company shall use all reasonable efforts to cause the Registration Statement to become effective on or prior to the Required Effectiveness Date. Subject to the terms and conditions hereunder, the Company shall use its reasonable efforts to maintain the effectiveness of the Registration Statement filed pursuant to Section 2(a) until the Registration End Date; provided, however, that if at any time between the first date on which all of the Registrable Securities remaining to be sold under the Registration Statement (in the reasonable opinions of counsel to the Company and counsel to GSK Issuer) may be immediately resold to the public under Rule 144 under the Securities Act or any successor provision and the Registration End Date, the Company meets the condition of Rule 144(c)(1), the obligation to maintain the effectiveness of the Registration Statement pursuant to this Section 2 and to comply with Section 3(b) shall be terminated.

3.

OBLIGATIONS OF THE COMPANY.

In addition to performing its obligations hereunder, including without limitation those pursuant to Section 2 above, the Company shall:

(a)       by 9:30 a.m. New York time on the Business Day following the Effective Date, file with the Commission pursuant to Rule 424 under the Securities Act a prospectus, with respect to offers and resales of Registrable Securities under the Registration Statement to be included in the Registration Statement;

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(b)       following the Effective Date and within five (5) Business Days after the date of receipt by the Company of a Notice and Questionnaire validly delivered by an Electing Holder in accordance with Section 4(a), subject to Sections 3(e), 3(f) and 3(g), prepare and file with the Commission, such amendments or post-effective amendments to the Registration Statement or supplements to the prospectus included therein as may be required such that each such Electing Holder delivering a Notice and Questionnaire is named as a selling shareholder in the Registration Statement in such a manner as to permit such Electing Holder to deliver the prospectus included in the Registration Statement to purchasers of the Registrable Securities in accordance with applicable law; provided, however, that: (i) between the Effective Date and the Registration End Date, the Company shall not be required to file more than one such amendment or supplement each calendar month (regardless of the number of Electing Holders who validly submit a Notice and Questionnaire in any calendar month), it being understood that such amendment or supplement will be filed on the first Business Day of the respective calendar month and shall only cover the Registrable Securities held by Electing Holders who have validly delivered a Notice and Questionnaire no later than five (5) Business Days before the first Business Day of such month; and (ii) notwithstanding clause (i), the Company shall, not later than the maturity date or redemption date for the Notes, as the case may be, file an applicable amendment or supplement to the Registration Statement in order to include all Electing Holders who are not then so named and who have validly delivered a Notice and Questionnaire to the Company at any time during the Final Exchange Period (it being understood that the Company shall not have an obligation to file more than one such amendment or supplement during the Final Exchange Period and prior to the maturity date or redemption date for the Notes with respect to holders of Notes who exchange such Notes during the Final Exchange Period provided that all such Electing Holders are named in such amendment or supplement on or prior to the maturity date or redemption date, as the case may be);

(c)       if Rule 172 under the Securities Act or any successor provision (“Rule 172”) is unavailable, so long as a Registration Statement is effective covering offers and resales of the applicable Registrable Securities by one or more Electing Holders, furnish to such Electing Holders such number of copies of the prospectus included in the Registration Statement, and any amendment or supplement thereto (in each case, excluding any amendment or supplement made through the incorporation by reference of ordinary course Exchange Act filings), in conformity with the requirements of the Securities Act and such other documents as such Electing Holders may reasonably request, in each case, in order to facilitate the transfer or other disposition of the Registrable Securities held by such Electing Holders;

(d)       subject to Sections 3(e), 3(f) and 3(g), use all reasonable efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under the securities or “blue sky” laws of such jurisdictions within the United States as shall be reasonably requested from time to time by an Electing Holder (in light of their intended plan of distribution), or, if requested, provide evidence to such Electing Holder that such Registrable Securities are exempt from such registration or qualification, and (ii) do any and all other acts or things which may reasonably be necessary or advisable to enable an Electing Holder of Registrable Securities included in the Registration Statement to consummate the transfer or other disposition of the Registrable Securities in such jurisdictions in connection with the exchange of the Notes; provided, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or take any action that would subject the Company to general service of process or taxation in any such jurisdiction where it is not then so subject;

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(e)       subject to Section 3(g), notify each Holder in writing after becoming aware of the occurrence of any event or existence of any condition as a result of which the prospectus included in the Registration Statement, or any amendment or supplement thereto, in each case, as then in effect, contains an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and that resales of Registrable Securities are suspended and, subject to Section 3(g), as promptly as reasonably practicable prepare and file with the Commission and, if Rule 172 is unavailable, furnish, without charge, each Electing Holder a reasonable number of copies of a supplement or an amendment to such prospectus or amendment or supplement thereto as may be necessary so that such prospectus as so amended or supplemented does not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and promptly notify each Holder in writing that resales of Registrable Securities may be resumed;

(f)       use all reasonable efforts to prevent the issuance of any stop order or other order suspending the effectiveness of the Registration Statement and, if such an order is issued, to suspend resales of Registrable Securities, to use all reasonable efforts to obtain the withdrawal thereof at the earliest possible time and to promptly notify each Holder in writing of the issuance of such order and, if applicable, the resolution thereof and that resales of Registrable Securities may be resumed;

(g)       notify each Holder in writing in the event that, in the judgment of the Company, it is advisable to suspend use of a prospectus included in, and accordingly resales of Registrable Securities under, the Registration Statement, if the Company is in possession of material nonpublic information due to pending developments or other events, disclosure of which the Company believes would not be in its best interests or would be detrimental to it at such time (which notice need not specify the nature of the event giving rise to such suspension); provided that the Company shall not register any securities for its own account or that of any other shareholder during any period covered by any deferral and provided further that the Company shall not so suspend the use of a prospectus for a period or periods in excess of sixty (60) consecutive days or an aggregate of one hundred twenty (120) days in any twelve (12) month period and to promptly notify each Holder in writing when resales of Registrable Securities may be resumed;

(h)       notify each Holder, promptly after it shall receive notice thereof, of the Effective Date of the Registration Statement and of the effectiveness of any post-effective amendment thereto;

(i)       permit one special counsel for the Holders, at the sole expense of the Holders, to review the Registration Statement and all amendments and supplements thereto, and any comments made by the staff of the Commission concerning the Holders or the transactions contemplated by this Agreement and the Purchase Agreement and the Company’s responses thereto, within a reasonable period of time prior to the filing thereof with the Commission (or, in the case of comments made by the staff of the Commission, within a reasonable period of time following the receipt thereof by the Company);

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(j)       subject to Sections 3(e), 3(f) and 3(g), if requested by an Electing Holder already named in the Registration Statement in accordance with the procedures set forth in Section 3(b), within five (5) Business Days of the request or, in the event that resales of Registrable Securities have been suspended, within two (2) Business Days following the last day of the period of suspension, incorporate in a prospectus supplement or post-effective amendment such information as the Electing Holder reasonably requests to be included therein relating to the sale and distribution of the Registrable Securities, including, without limitation, information with respect to the Electing Holder, the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities being sold in such offering; and

(k)       use its reasonable efforts to provide a CUSIP number, transfer agent and registrar for the Registrable Securities not later than the Effective Date of the Registration Statement.

4.

OBLIGATIONS OF EACH HOLDER.

In connection with the registration of Registrable Securities pursuant to any Registration Statement, a Holder shall:

(a)       to effect registration of such Holder’s Registrable Securities following the Effective Date, furnish to the Company a completed and signed Notice and Questionnaire and such other information in writing regarding itself and the intended method of disposition of such Registrable Securities as the Company shall reasonably request (which, for the avoidance of doubt, may be submitted by the Holder to the Company contemporaneously with the Holder’s delivery of an exchange notice relating to the Notes to GSK);

(b)       upon receipt of any written notice from the Company that resales of Registrable Securities have been suspended in accordance with Sections 3(e), 3(f) or 3(g), immediately discontinue any resale or other disposition of such Registrable Securities pursuant to the Registration Statement until such Holder receives written notice from the Company that resales of Registrable Securities may be resumed, and in each case maintain the confidentiality of such notice and its contents;

(c)       to the extent required by applicable law, deliver a prospectus to the purchaser of such Registrable Securities;

(d)       notify the Company when it has resold all of the Registrable Securities held by it;

(e)       immediately notify the Company in the event that any information supplied by such Holder in writing for inclusion in the Registration Statement or related prospectus or amendment or supplement is untrue or omits to state a material fact required to be stated therein or necessary to make such information not misleading in the light of the circumstances then existing; and

(f)       immediately discontinue any resale or other disposition of such Registrable Securities pursuant to the Registration Statement until the filing of an amendment or supplement to such prospectus as may be necessary pursuant to Section 3(e) above so that such prospectus as so amended or supplemented with respect to such Holder’s information does not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; and use all reasonable efforts to assist the Company as may be appropriate to make such amendment or supplement effective for such purpose.

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Each Holder agrees, by acquisition of the Notes and exchange thereof for Registrable Securities, that no Holder shall be entitled to offer, sell or otherwise transfer any such Registrable Securities other than pursuant to the Registration Statement, in compliance with Rule 144 or pursuant to another exemption from registration under the Securities Act and that each such Holder shall not be entitled to sell any such Registrable Securities pursuant to the Registration Statement and related prospectus unless (i) such Holder has delivered to the Company a completed and signed Notice and Questionnaire and any other information requested in accordance with Section 4(a), together with such other information required by Section 4(f) or by the transfer agent in connection with the transfer or other disposition of such Registrable Securities, (ii) such Holder has validly submitted an exchange notice in respect of the Notes and such Notes have been exchanged for Registrable Securities and (iii) any required amendment or post-effective amendment to the Registration Statement or supplements to the prospectus included therein has been filed with the Commission in accordance with Section 3(b) or, if the Registration Statement is a subsequent Registration Statement, such subsequent Registration Statement has been filed with the Commission, and, with respect to an amendment or post-effective amendment to the Registration Statement or a subsequent Registration Statement, such amendment or post-effective amendment or subsequent Registration Statement has been declared effective by the Commission or otherwise become effective.

5.

INDEMNIFICATION.

In the event that any Registrable Securities are included in a Registration Statement under this Agreement:

(a)       To the extent permitted by applicable law, the Company will indemnify and hold harmless each Electing Holder, the officers, directors, employees, agents, representatives and equityholders of each Electing Holder, legal counsel and accountants for each Electing Holder, any underwriter (as defined in the Securities Act) for such Electing Holder and each person, if any, who controls such Electing Holder or underwriter within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages or liabilities (whether joint or several) to which they may become subject under the Securities Act, the Exchange Act or any state securities laws, insofar as any such losses, claims, damages or liabilities (or actions in respect thereof) (collectively, “Losses”) arise out of or are based upon any of the following statements, omissions or violations (collectively, a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement under which such Registrable Securities were registered, including any preliminary prospectus, or the final prospectus or any free writing prospectus (as defined in Rule 433 under the Securities Act) or any amendments or supplements thereto; (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities laws or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities laws; and the Company will reimburse each Electing Holder, officer, director, employee, agent, representative, equityholder, legal counsel, accountant, underwriter of such Electing Holder or person who controls such Electing Holder or underwriter for any legal expenses or other out-of-pocket expenses reasonably incurred by any such person in connection with investigating or defending any such Loss; provided, however, that the foregoing indemnity shall not apply to amounts paid in settlement of any such Loss if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any case for any such Loss to the extent that it arises out of or is based upon (x) a Violation that occurs in reliance upon and in conformity with any written information furnished expressly for use in connection with the registration of offers and resales of Registrable Securities by or on behalf of any Electing Holder, underwriter for such Electing Holder, or person controlling such Electing Holder or underwriter or (y) offers, sales or transfers of Registrable Securities in violation of Section 4; provided further, however, that the foregoing indemnity with respect to any preliminary prospectus shall not inure to the benefit of any Electing Holder, underwriter for such Electing Holder or person controlling such Electing Holder or underwriter from whom the person asserting any such Loss purchased Registrable Securities in the applicable offering, if a copy of the prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) is provided to the Electing Holder and underwriter but was not sent or given by or on behalf of such Electing Holder or underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the resale of such Registrable Securities to such person, and if the prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

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(b)       To the extent permitted by applicable law, each Electing Holder who is named in the Registration Statement as a selling shareholder shall, acting severally and not jointly, indemnify and hold harmless the Company, its directors, its officers who signed the registration statement, employees, agents and representatives of the Company, each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, legal counsel and accountants for the Company, any underwriter, any other Holder reselling Registrable Securities in such Registration Statement and any controlling person of any such underwriter or Holder against any Losses to which any of the foregoing persons may become subject under the Securities Act, the Exchange Act or any state securities laws, insofar as any such Loss arises out of or is based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and conformity with written information furnished (or not furnished, in the case of an omission) expressly for use in connection with the registration of offers and resales of Registrable Securities by or on behalf of such Electing Holder; and each such Electing Holder will reimburse any person intended to be indemnified pursuant to this Section 5(b) for any legal or other out-of-pocket expenses reasonably incurred by such person in connection with investigating or defending any such Loss; provided, however, that the foregoing indemnity shall not apply to amounts paid in settlement of any Loss if such settlement is effected without the consent of such Electing Holder (which consent shall not be unreasonably withheld); and, provided further, that in no event shall any indemnity under this Section 5(b) exceed the net proceeds from the resale of the Registrable Securities by such Electing Holder under the Registration Statement.

(c)       Promptly after receipt by an indemnified party under this Section 5 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 5, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel selected by such indemnifying party in its sole discretion; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 5, but the omission to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to an indemnified party otherwise than under this Section 5.

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(d)       If the indemnification provided for in this Section 5 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any Losses or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such Loss or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such Loss or expense, as well as any other relevant equitable considerations; provided, however, that such contribution shall not exceed the net proceeds from the resale of Registrable Securities by such Electing Holder under the Registration Statement. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

(e)       The remedies provided for in this Section 5 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any indemnified party at law or in equity.

(f)       The obligations of the Company and the Electing Holders under this Section 5 shall survive the completion of any resale of Registrable Securities under the Registration Statement, and otherwise.

6.

MISCELLANEOUS.

(a)       Further Assurances. The parties agree to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances and deliver such opinions as may be reasonably requested by the other parties to better evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

(b)       Underwritten Offerings. Notwithstanding anything in this Agreement to the contrary, the Company is not obligated to participate in or provide for any underwritten offering of Registrable Securities.

(c)       Expenses of Registration. All reasonable expenses (other than underwriting discounts and commissions and the fees and disbursements of counsel of any Electing Holder) incurred in connection with the registrations, filings and qualifications described herein, including (without limitation) all registration, filing and qualification fees, printers’ and accounting fees and the fees and disbursements of counsel for the Company shall be borne by the Company.

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(d)       Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given upon the earlier to occur of actual receipt or (i) upon personal delivery to the party to be notified, (ii) when sent by electronic mail if sent during normal business hours of the recipient, if not, then on the next Business Day or (iii) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. Unless otherwise designated by the intended recipient to the other parties hereto at least ten (10) days in advance, all notices addressed to the Company, GSK, Glaxo or GSK Issuer will be directed as follows:

If to the Company:

Theravance Biopharma, Inc.

PO Box 309

Ugland House, South Church Street

George Town, Grand Cayman, Cayman Islands

Attn: Office of General Counsel

Tel: (650) 808-6000

Email: legal@theravance.com

with a copy to:

Theravance Biopharma, Inc.

c/o Theravance Biopharma US, Inc.

901 Gateway Boulevard

South San Francisco, CA 94080

Attention: Office of General Counsel

Skadden, Arps, Meagher & Flom LLP

525 University Avenue

Palo Alto, California 94301-1908

Attn: Amr Razzak

Tel: 650-470-4533

Email: amr.razzak@skadden.com

Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP

550 Allerton Street

Redwood City, California 94063

Attn: Jeffrey Vetter

Tel: 650-321-2400

Email: jvetter@gunderson.com

If to GSK, Glaxo or GSK Issuer:

GlaxoSmithKline plc

980 Great West Road

Brentford, TW8 9GS

England

Attention: Victoria Whyte

Tel: +44 20 8047 5000

E-mail: company.secretary@gsk.com

with a copy to:

Cleary Gottlieb Steen & Hamilton LLP

2 London Wall Place

London EC2Y 5AU, England

Attn: Sebastian Sperber

Tel: +44 20 7614 2200

Email: ssperber@cgsh.com

and if to a Holder, to such address as shall be designated by such Holder in the Notice and Questionnaire of such Holder or any amendment thereto.

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(e)       Severability. If one or more provisions of this Agreement are held unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

(f)       Entire Agreement; Amendment; Waiver. This Agreement constitutes the full and entire understanding and agreement among the parties hereto with regard to the subjects hereof. The parties agree that this Agreement shall become effective on the Closing Date. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Holders of a majority of the Registrable Securities. Any amendment or waiver effected in accordance with this Section 6(f) shall be binding upon the Company and each current and future Holder of any Registrable Securities.

(g)       Successors and Assigns. Except as explicitly provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Registrable Securities); provided that, except as explicitly provided herein, the rights of a Holder hereunder may not be assigned to a person without a corresponding transfer of Registrable Securities to such person. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors or assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as explicitly provided in this Agreement.

(h)       Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall be deemed one and the same instrument. This Agreement, once executed by a party, may be delivered to any other party hereto by email transmission of a .pdf file.

(i)       Governing Law; Waiver of Immunity. This Agreement shall be governed by and construed under the laws of the state of New York. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum. With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

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(j)       Appointment of Agent for Service of Process. The Company hereby irrevocably designates, appoints and empowers Theravance Biopharma US, Inc. with offices currently at 901 Gateway Boulevard, South San Francisco, CA 94080, as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf service of any and all legal process summons, notices and documents that may be served in any action, suit or proceeding brought against the Company in any United States or state court with respect to any matter arising out of or based upon this Agreement and that may be made on such designee, appointee and agent in accordance with legal procedures prescribed for such court. Each of GSK and GSK Issuer hereby irrevocably designates, appoints and empowers GlaxoSmithKline Capital Inc., with offices currently at 1105 North Market Street, Suite 1300, Wilmington, Delaware 19801, as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, service of any and all legal process, summons, notices and documents that may be served in any action, suit or proceeding brought against GSK or GSK Issuer in any such United States or state court with respect to any matter arising out of or based upon this Agreement and that may be made on such designee, appointee and agent in accordance with legal procedures prescribed for such court.

(k)       Pronouns. All pronouns or any variation thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person, persons, entity or entities may require.

(l)       Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience of reference only and are not to be considered in construing or interpreting this Agreement.

(m)       Third Party Beneficiaries. All the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the parties hereto and the Holders from time to time of the Registrable Securities and the respective successors and assigns of the parties hereto and such Holders.

[Signature Pages to Follow]

12

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

THERAVANCE BIOPHARMA, INC.

By:	/s/ Rick E Winningham
Name: Rick E Winningham
Title: Chief Executive Officer

GSK FINANCE (NO.3) PLC

By:	/s/ P. K. Hopkins
Name: P. K. Hopkins
Title: Director

GLAXOSMITHKLINE PLC

By:	/s/ IAIN MACKAY
Name: Iain Mackay
Title: Chief Financial Officer

By:	/s/ SARAH-JANE HALL
Name: Sarah-Jane Hall
Title: Group Treasurer

EXHIBIT A

FORM OF PLAN OF DISTRIBUTION

This prospectus relates to the offer and sale from time to time of up to 9,644,792 ordinary shares received upon exchange of the notes by the holders thereof. As discussed above under the caption “Description of Share Capital—Registration Rights Agreement”, the ordinary shares received by selling shareholders upon exchange of their notes will be “restricted securities” within the meaning of Rule 144(a)(3) of the Securities Act and will contain a legend setting out such restriction and will be segregated until such time as they are sold under the registration statement, of which this prospectus forms a part. We are registering the resale of the ordinary shares received upon exchange of the notes to provide the holders thereof with freely tradable securities, but such shares will not become freely tradable until sold pursuant to the registration statement, of which this prospectus forms a part, and the transfer agent for our ordinary shares receives properly completed and executed transfer instructions from the selling shareholder acceptable to the transfer agent, including a notice of transfer, a confirmation of sale from such selling shareholder’s broker-dealer or other agent and an opinion from our counsel enabling the transfer agent to deliver unrestricted shares to the selling shareholder. The registration of such shares does not necessarily mean that any of the shares will be sold by the selling shareholders.

The selling shareholders may, from time to time, offer the ordinary shares covered by this prospectus in one or more transactions (which may involve crosses or block transactions) on the Nasdaq Global Select Market or otherwise, in secondary distributions pursuant to and in accordance with the rules of the Nasdaq Global Select Market, in the over-the-counter market, in negotiated transactions, through the writing of options on such shares (whether such options are listed on an options exchange or otherwise), or a combination of such methods of sale, at fixed prices, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices and through any other method permitted by applicable law. In addition, any ordinary shares covered by this prospectus that qualify for sale under Rule 144 under the Securities Act or pursuant to another exemption from the registration requirements of the Securities Act, if available, may be sold under that rule or exemption rather than pursuant to this prospectus. The selling shareholders will act independently of us in making decisions with respect to the timing, manner and size of each sale.

The selling shareholders may effect such transactions by selling the ordinary shares covered by this prospectus to or through broker-dealers or through other agents, and such broker-dealers or agents may receive compensation in the form of commissions from the selling shareholders and/or the purchasers of shares for whom they may act as agent. The selling shareholders and any agents or broker-dealers that participate in the distribution of such ordinary shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions received by them and any profit on the sale of such ordinary shares may be deemed to be underwriting commissions or discounts under the Securities Act.

Exhibit A-1

In connection with the sale of the ordinary shares received upon exchange of the notes or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our ordinary shares in the course of hedging the positions they assume.

In order to comply with the securities laws of certain states, if applicable, the ordinary shares covered by this prospectus must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states such ordinary shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The selling shareholders are subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the ordinary shares offered in this prospectus by the selling shareholders. The anti-manipulation rules under the Exchange Act may apply to sales of such ordinary shares in the market and to the activities of the selling shareholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the ordinary shares offered by this prospectus to engage in market-making activities for the particular ordinary shares being distributed for a period of up to five business days before the distribution. The restrictions may affect the marketability of such ordinary shares and the ability of any person or entity to engage in market-making activities for the ordinary shares.

At a time a particular offer of the ordinary shares covered by this prospectus is made, a prospectus supplement, if required, will be distributed that will set forth the name or names of any dealers or agents and any commissions and other terms constituting compensation from the selling shareholders and any other required information. The ordinary shares covered by this prospectus may be sold from time to time at varying prices determined at the time of sale or at negotiated prices.

The selling shareholders party to the Registration Rights Agreement have agreed to indemnify us, our directors, officers who signed the registration statement of which this prospectus forms a part, employees, agents and representatives, and each person, if any, who controls us, our legal counsel, accountants, any underwriter, any other selling shareholder and any controlling person of any such underwriter or selling shareholder from and against certain liabilities related to the sale of such selling shareholder’s ordinary shares offered in this prospectus, including liabilities under the Securities Act.

Exhibit A-2